UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

TruGolf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 North 1400 West Centerville, Utah	84014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 298-1997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	TRUG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in our Current Report on Form 8-K filed on November 8, 2024, TruGolf Holdings, Inc. (the “Company”) previously received a deficiency letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that the listing of its Class A common stock was not in compliance with the minimum Market Value of Publicly Held Shares (the “MVPHS”) requirement set forth in Nasdaq Listing Rule 5450(b)(2)(C) for continued listing on Nasdaq. Nasdaq Listing Rule 5450(b)(2)(C) requires the minimum MVPHS of $15,000,000, and Nasdaq Listing Rule 5810(c)(3)(C) provides that a failure to meet the minimum MVPHS requirement exists if the deficiency continues for a period of 30 consecutive business days. Nasdaq stated in its letter that in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days from the date of the notice (“Compliance Period”)

Also, as previously disclosed on our Form 8-K filed on November 8, 2024, the Company previously received a letter from Nasdaq notifying the Company that, for the 30 consecutive business days ended November 4, 2024, the Company’s Class A common stock did not maintain a minimum bid price of $1 per share (the “Bid Price Requirement”). The Company had until the end of the Compliance Period to meet the regain compliance with the bid price deficiency.

On May 7, 2025, the Company received written notice (the “Nasdaq Notice”) from Nasdaq stating that the Company has not regained compliance with the MVPHS requirement or the bid price requirement.

The Company previously received a delist determination letter from Nasdaq regarding its failure to maintain stockholders’ equity of at least $10,000,000 for continued listing on The Nasdaq Global Market. The Company subsequently requested a hearing before a Nasdaq hearing panel (the “Panel”), and such hearing has been set for May 15, 2025. The hearing request automatically stayed the suspension and/or delisting of the Company’s securities pending completion of the hearing and the expiration of any additional extension period granted by the Panel following the hearing. The Company intends to present at the hearing a plan to regain compliance with all the continued listing requirements of Nasdaq, including the MVPHS requirement and the bid price requirement.

The Nasdaq Notice was Nasdaq’s formal notification to the Company that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in rendering a determination regarding the Company’s continued listing on The Nasdaq Global Market. Pursuant to Listing Rule 5810(d), the Company is permitted to present its views with respect to this additional deficiency at its Panel hearing. If the Company fails to address the aforementioned issue, the Panel will consider the record as presented at the hearing and will make its determination based upon that information. There can be no assurance that the Panel will grant the Company’s request or that the Company will ultimately regain compliance with all applicable requirements for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2025	TRUGOLF HOLDINGS, INC.

	By:	/s/ Christopher Jones
	Name:	Christopher Jones
	Title:	Chief Executive Officer